    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2005

   REGISTRATION NOS. 333-113579, 333-113579-01, 333-113579-02 AND 333-113579-03
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
                          (Issuer of the Certificates)


        AMERICAN EXPRESS             AMERICAN EXPRESS         AMERICAN EXPRESS
     RECEIVABLES FINANCING         RECEIVABLES FINANCING   RECEIVABLES FINANCING
         CORPORATION II             CORPORATION III LLC      CORPORATION IV LLC


                  (Originators of the Trust described herein)
     (Exact Names of Registrants as Specified in Their Respective Charters)

               DELAWARE                                  DELAWARE                               DELAWARE
    (State or Other Jurisdiction of          (State or Other Jurisdiction of        (State or Other Jurisdiction of
             Organization)                            Organization)                          Organization)

              13-3854638                                20-0942395                             20-0942445
    (I.R.S. Employer Identification          (I.R.S. Employer Identification        (I.R.S. Employer Identification
                Number)                                  Number)                                Number)

      200 VESEY STREET, ROOM 138             4315 SOUTH 2700 WEST, ROOM 1900        4315 SOUTH 2700 WEST, ROOM 1100
          MAIL STOP 01-31-12                        MAIL STOP 02-01-50                     MAIL STOP 02-01-56
       NEW YORK, NEW YORK 10285                 SALT LAKE CITY, UTAH 84184             SALT LAKE CITY, UTAH 84184
            (212) 640-2000                            (801) 945-2030                         (801) 945-2068

       (Address, Including Zip Code, and Telephone Number, Including Area
                Code, of Registrants' Principal Executive Office)

                             LOUISE M. PARENT, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            AMERICAN EXPRESS COMPANY
                                200 VESEY STREET
                            NEW YORK, NEW YORK 10285
                                 (212) 640-2000

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies To:

         CAROL SCHWARTZ, ESQ.                     KEVIN J. COOPER, ESQ.                    ALAN M. KNOLL, ESQ.
             GROUP COUNSEL                            GROUP COUNSEL                 ORRICK, HERRINGTON & SUTCLIFFE LLP
       AMERICAN EXPRESS COMPANY                  AMERICAN EXPRESS COMPANY                    666 FIFTH AVENUE
           200 VESEY STREET                          200 VESEY STREET                    NEW YORK, NEW YORK 10103
       NEW YORK, NEW YORK 10285                  NEW YORK, NEW YORK 10285                     (212) 506-5077
            (212) 640-2000                            (212) 640-2000


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
|_| _____________________________

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. |_| ____________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


===============================================================================

                                EXPLANATORY NOTE


This Post-Effective Amendment to the Registration Statement is being filed to update the Undertakings included in Part II, Item 17 of the Registration Statement, in contemplation of the Undertakings required under Regulation AB on and after the related compliance date. In addition, this Post-Effective Amendment includes a prospectus supplement that (i) updates the Prospectus relating to offerings of securities registered under the Registration Statement and (ii) relates to offerings of such securities with an initial bona fide offer after December 31, 2005, in contemplation of the requirements of Rule 312(a)(1) of Regulation S-T.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 12, 2005)









             AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC
                                  TRANSFERORS




                           ASSET BACKED CERTIFICATES




The discussion under the caption "Where You Can Find More Information" in the prospectus dated July 12, 2005, is hereby updated to include the following additional language:


    At such time as may be required under relevant SEC rules and regulations, we may provide static pool information in response to
    Item 1105 of Regulation AB through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.







                               AUGUST [  ], 2005

ITEM 17. UNDERTAKINGS.

   The undersigned registrants hereby undertake:

   (a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment thereby is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

   (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 in the registration statement above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (d) That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.

   (f) To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB (17 CFR 229.1105) pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 30, 2005.

                          AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, as originator of the Trust and Co-Registrant and as Transferor on behalf of the Trust as Co-Registrant

                          By: /s/ John D. Koslow
                              ------------------------------------
                              Name: John D. Koslow
                              Title:  Vice President and Treasurer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maureen Ryan, John D. Koslow and Carol V. Schwartz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all amendments (including post-effective amendments) to this Registration Statement, any registration statement filed pursuant to Rule 462(b), and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on August 30, 2005 by the following persons in the capacities indicated.

                        SIGNATURE                            TITLE
                        ---------                            -----


                     /s/ Maureen Ryan                        President and Director
 ---------------------------------------------------------   (Principal Executive Officer)
                       Maureen Ryan


                    /s/ John D. Koslow                       Vice President and Treasurer
 ---------------------------------------------------------   and Director
                      John D. Koslow                         (Principal Financial Officer and
                                                             Principal Accounting Officer)


                   /s/Donald J. Puglisi                      Director
 ---------------------------------------------------------
                    Donald J. Puglisi

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 30, 2005.

                          AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, as originator of the Trust and Co-Registrant and as Transferor on behalf of the Trust as Co-Registrant

                          By: /s/ Andrea J. Moss
                              ------------------------------------
                              Name: Andrea J. Moss
                              Title:  Vice President and Treasurer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maureen Ryan and Carol V. Schwartz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all amendments (including post-effective amendments) to this Registration Statement, any registration statement filed pursuant to Rule 462(b), and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on August 30, 2005 by the following persons in the capacities indicated.

                        SIGNATURE                             TITLE
                        ---------                             -----


                    /s/ L. Craig Downs                       President
 ---------------------------------------------------------   (Principal Executive Officer)
                      L. Craig Downs


                    /s/ Andrea J. Moss                       Vice President and Treasurer
 ---------------------------------------------------------   and Director
                      Andrea J. Moss                         (Principal Financial Officer and
                                                             Principal Accounting Officer)

                        SIGNATURE                            TITLE
                        ---------                            -----


                    /s/Jodie R. Harris                       Director
 ---------------------------------------------------------
                     Jodie R. Harris


                 /s/Gregory K. Lavelle                       Director
 ---------------------------------------------------------
                    Gregory K. Lavelle

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 30, 2005.

                          AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, as originator of the Trust and Co-Registrant and as Transferor on behalf of the Trust as Co-Registrant

                          By: /s/ Daniel L. Follett
                              -----------------------
                              Name: Daniel L. Follett
                              Title:  President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Maureen Ryan, David L. Yowan and Carol V. Schwartz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all amendments (including post-effective amendments) to this Registration Statement, any registration statement filed pursuant to Rule 462(b), and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on August 30, 2005 by the following persons in the capacities indicated.

                        SIGNATURE                            TITLE
                        ---------                            -----


                   /s/Daniel L. Follett                      President
 ---------------------------------------------------------   (Principal Executive Officer)
                    Daniel L. Follett


                    /s/David T. Draper                       Vice President and Treasurer
 ---------------------------------------------------------   (Principal Financial Officer and
                     David T. Draper                         Principal Accounting Officer)

                        SIGNATURE                            TITLE
                        ---------                            -----


                     /s/ Lisa Lambert                        Director
 ---------------------------------------------------------
                       Lisa Lambert


                    /s/ David L. Yowan                       Director
 ---------------------------------------------------------
                      David L. Yowan


                    /s/Ruth K. Lavelle                       Director
 ---------------------------------------------------------
                     Ruth K. Lavelle